JOINT INSURED FIDELITY BOND AGREEMENT

Agreement made as of May 20, 2011 by and among each investment company or investment adviser listed on Schedule I hereto (collectively, the "Insureds").

W I T N E S S E T H:

WHEREAS, each Insured is either an investment company (each, a "Fund" and collectively, the "Funds") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or an investment adviser registered under the Investment Advisers Act of 1940, as amended;

WHEREAS, each Insured is covered as a joint insured under the Investment Company Fidelity Bond (the "Bond") written by National Union Fire Insurance Company of Pittsburgh, Pa. (Policy 01-869-22-20) in the amount of $925,000;

WHEREAS, the parties have entered into this Agreement to comply with Rule 17g-1 promulgated by the Securities and Exchange Commission under the 1940 Act.

NOW THEREFORE IT IS HEREBY AGREED:

1. If any recovery is received under the Bond as a result of a loss sustained by a Fund and one or more other Insureds, the Fund shall receive an equitable and proportionate share of the recovery, but such recovery shall at least equal the amount which the Fund would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

2. This Agreement shall be binding upon and shall inure to benefit of any successor company of any of the undersigned, or any company into which any of the undersigned may be merged or with which it may be consolidated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CENTRAL PARK PARA MANAGEMENT, L.L.C.

By: /s/ Michael Mascis
Name: Michael Mascis
Title: Authorized Person

CENTRAL PARK ADVISERS, LLC

By: /s/ Michael Mascis
Name: Michael Mascis
Title: Authorized Person

CENTRAL PARK GROUP MULTI-EVENT FUND

By: /s/ Michael Mascis
Name: Michael Mascis
Title: Authorized Person

CPG FRONTPOINT MULTI-STRATEGY FUND

By: /s/ Michael Mascis
Name: Michael Mascis
Title: Authorized Person

CPG JPMORGAN ALTERNATIVE STRATEGIES FUND, LLC

By: /s/ Michael Mascis
Name: Michael Mascis
Title: Authorized Person

SCHEDULE I

Name of Investment Adviser

Central Park Para Management, L.L.C.

Central Park Advisers, LLC

Name of Fund

Central Park Group Multi-Event Fund

CPG FrontPoint Multi-Strategy Fund

CPG JPMorgan Alternative Strategies Fund, LLC